                                                                  EXHIBIT 10.2

                            CONSULTING AGREEMENT

         Consulting Agreement (the "Agreement") made and entered into on this 31st day of March, 1999 by and between May Davis Group Inc. ("MDG"), having offices at One World Trade Center, Suite 8735 in New York, NY 10048 and Environmental Solutions Worldwide ("Company"), having its principal place of business at 30 MacIntosh Boulevard, Suite 8, in Concord, Ontario L4K 4P1, Canada.

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         WHEREAS, the Company agrees to hire MDG as Consultant to the Company for financial and investment banking advice and services on a non-exclusive basis.

         WHEREAS, the Company agrees to pay MDG a consulting fee for services to be rendered on a non-accountable and non-refundable basis in equity. The fee shall be paid as instructed below upon completion of documents evidencing a financing arranged by MDG.

         WHEREAS, the equity compensation shall be in the form of a Warrant to purchase 60,000 common shares ("Warrant") of Company, symbol ESWW and currently trading OTC:BB. The Warrant will be delivered to MDG with in Ten business days execution of the Agreement. The Warrant shall be in name(s) to be determined by MDG and delivered to the following address:

                                May Davis Group
                             Attention: Max Rockwell
                        One World Trade Center, Suite 8735
                               New York, NY 10048
                                 (212) 775-7400


         WHEREAS, The Warrant shall survive for five years from Issue Date, have demand and piggyback" registration rights and have an exercise price of $2.50 US.

                                    WITNESSETH:

         1. HOLD HARMLESS. Company recognizes that MDG shall use its best efforts to advise and service Company with regard to the Company's financial and investment banking needs. The Company also recognizes that MDG is working on a "best efforts" basis and therefore no guarantees, representations or promises may be made as to performance. Therefore, Company holds MDG harmless for performance and indemnify MDG from any legal proceedings against MDG by the Company or any of its management, shareholders or other entities with regard to this Agreement, services and advice performed in good faith by MDG or financing MDG may arrange on Company's behalf, except for any loss or damage suffered or incurred through gross negligence of MDG.

         2. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the local laws of the State of New York applicable to agreements made and to be performed within the State, without regard to conflict of law principles.

         3. ASSIGNMENT. MDG shall have the right to assign, pledge or transfer his interest in this Agreement, but not his duties and responsibilities under this Agreement.

         4. BINDING EFFECT. This Agreement shall inure to the benefit of, and is binding upon, the parties hereto and their respective heirs, representatives, successors and assigns.

         5. WAIVER. No waiver of any provision hereof shall be valid unless it is in writing signed by the person against whom it is charged. No waiver of any provision herein shall constitute a waiver of any other provision hereof, or of the provision at any other time

         6. NOTICES. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the parties hereto at their respective addresses set forth at the beginning of this Agreement. Such notice shall be deemed duly given when (a) personally delivered, (b) five (5) business days after having been properly addressed, enclosed in a properly sealed envelope or wrapper and sent postage-paid by certified mail, return receipt requested, (c) transmitted by telefax, immediately confirmed (that day) by telephone by the person to whom the notice is sent and the original is sent by regular mail to such party in a properly sealed and postage-paid envelope or wrapper addressed as required herein, or
         (d) one (1) business day after being sent, at the expense of the sender, by Federal Express, Airborne, U.S. Express Mail or similar overnight carrier.


         7. NO JOINT VENTURE. This is an agreement between separate legal entities and neither is the agent or employee of the other for any purpose whatsoever. The parties do not intend to create a partnership or joint venture between themselves. Neither party shall have the right to bind the other to any agreement with a third party or to inure any obligation or liability on behalf of the other party.

         8. FORCE MAJEURE. If the circumstances beyond the control of the parties shall temporarily make it impossible for either of them to perform their agreements hereunder, then the principles of force majeure period to the extent that such performance is reasonably affected thereby. It is agreed that such circumstances may arise by reason of governmental laws or regulations, war, strike, fire, flood, act of God, or other casualty or natural calamity.

         9. COMPLETE AGREEMENT. This Agreement contains the whole agreement between the parties concerning the subject matter hereof and there are not collateral or precedent representation, agreements or conditions not specifically set forth herein.

         10. MODIFICATION OR AMENDMENT. Any modification or amendment of any provision of this Agreement must be in writing, signed by the parties hereto and dated hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day, month and year first written above.

         COMPANY                                 MAY DAVIS GROUP, INC.



         By: /s/ A. MICHAEL OLIVER               By: /s/
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              Name: A. Michael Oliver                Name:
              Title: President                       Title: